UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2006

COMMUNITY BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0859354
(State of other jurisdiction of Incorporation or organization	000-26505	(I.R.S. Employer Identification No.)

900 Canterbury Place, Suite 300, Escondido, California 92025

(Address of principal executive offices)

(760) 432-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On May 16, 2006, First Community Bancorp, a California corporation (“First Community”), and Community Bancorp Inc., a Delaware corporation (“Community Bancorp”), issued a joint press release announcing that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated May 15, 2006, under which Community Bancorp will merge with into First Community for approximately $277 million in consideration consisting of First Community Bancorp common stock for the outstanding common stock of Community Bancorp and cash for the Community Bancorp stock options. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, as amended.

First Community also announced that Mike Perdue, President and CEO of Community Bancorp, would become President and CEO of First National Bank upon completion of the acquisition and will join First National Bank’s board of directors. Robert Borgman, President and CEO of First National Bank, will become Chairman of First National Bank.

Gary W. Deems, Chairman of Community Bancorp, and Mark N. Baker, director of Community Bancorp will also join First Community’s board of directors upon completion of the acquisition.

Pursuant to the terms of the definitive agreement, Community Bancorp stockholders will receive First Community common stock for their shares of Community Bancorp common stock in a tax-free transaction, and Community Bancorp option holders will receive cash, net of applicable taxes withheld, for the value of their unexercised stock options. The definitive agreement provides for a fixed exchange ratio of 0.735 of a share of First Community common stock for each Community Bancorp share, subject to adjustment as described in the definitive agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

The merger is subject to the approval of Community Bancorp’s stockholders and, if required, those of First Community, and applicable banking regulators, as well as other customary closing conditions, and is expected to close during the fourth quarter of 2006. In connection with the merger, First Community will file a registration statement on Form S-4, which will include a prospectus of First Community and a proxy statement for Community Bancorp’s special stockholder meeting, with the Securities and Exchange Commission.

Investors and security holders are advised to read the registration statement, prospectus and proxy statement when they become available because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement, prospectus and proxy statement (when available) and other documents filed by each of First Community and Community Bancorp with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, prospectus and proxy statement (when available) and other documents filed by First Community with the Securities and Exchange Commission may also be obtained from First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is attached to this Report:

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated May 15, 2006, by and between First Community Bancorp and Community Bancorp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006

Community Bancorp Inc.

By:	/s/ MICHAEL J. PERDUE
Michael J. Perdue
President and Chief Executive Officer

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